TeraWulf Announces Preliminary Full Year 2023 Financial Highlights and Provides 2024 Guidance Reports Strong Financial Performance, Reiterates Plan for Organic Growth and Continued Debt Reduction in 2024 Forecasts Industry-Leading Bitcoin Mining Unit Economics for 2024 Targets 300 MW of Infrastructure Capacity in Operation by Year-End 2024 and 550 MW in 2025 EASTON, Md. – March 6, 2024 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by more than 95% zero-carbon energy, today announced preliminary unaudited financial highlights for the fiscal year 2023 alongside projected financial metrics for 2024. TeraWulf plans to release financial results for the fourth quarter and full year 2023 on or about Tuesday, March 19, 2024. The unaudited results in this press release are preliminary and subject to the completion of accounting and annual audit procedures and are therefore subject to adjustment. Preliminary FY 2023 Financial Highlights (Unaudited) The Company expects the following preliminary and unaudited financial results for fiscal 2023: • Revenue is expected to be approximately $69.0 million, compared to $15.0 million in fiscal 2022. • Gross profit is expected to be approximately $41.0 million, compared to $4.0 million in fiscal 2022. • Non-GAAP Adjusted EBITDA is expected to be approximately $30.0 million, compared to $(34.2) million in fiscal 2022. • Cash and cash equivalents as of fiscal year-end 2023 is expected to be approximately $54.0 million, compared to $1.3 million at fiscal year-end 2022. • Net debt at fiscal year-end is expected to be approximately $85.0 million, compared to $144.7 million at fiscal year-end 2022. Additional Non-GAAP metrics for fiscal year 2023, which include the financial impact of TeraWulf’s joint venture interest in the Nautilus Cryptomine facility1, include the following: • Self-mined 3,407 bitcoin in 2023, comprised of 2,168 bitcoin at the Lake Mariner facility and 1,239 bitcoin at the Nautilus Cryptomine facility. • Power cost averaged $8,676 per bitcoin self-mined, or approximately $0.032/kWh in 2023. 1 The Company’s share of the earnings or losses from operations at the Nautilus Cryptomine facility is reflected within “Equity in net income (loss) of investee, net of tax” in the consolidated statements of operations. Accordingly, operating results of the Nautilus Cryptomine facility are not reflected in revenue, cost of revenue or cost of operations lines in TeraWulf’s consolidated statements of operations. The Company uses these metrics as indictors of operational progress and effectiveness and believes they are useful to investors for the same purposes and to provide comparisons to peer companies. All figures except Bitcoin Self-Mined are estimates and remain subject to standard month-end adjustments.

Key Non-GAAP Metrics FY 2023 Bitcoin Self-Mined – Lake Mariner 2 2,168 Bitcoin Self-Mined – Nautilus 1,239 Value per Bitcoin Self-Mined 3 $29,645 Power Cost per Bitcoin Self-Mined 4 $8,676 Avg. Operating Hash Rate (EH/s) 5 4.1 Management Commentary "In 2023, we achieved significant milestones by initiating and delivering rapid organic growth at our existing sites, prioritizing debt repayment, and fortifying liquidity. We look forward to sharing comprehensive details of our fourth quarter and full-year 2023 results, as well as our outlook for 2024, later this month," said Paul Prager, Chief Executive Officer of TeraWulf. “The critical significance of infrastructure scalability at our current sites cannot be overstated. It's the backbone of our strategy, providing stability, control, and substantial long-term cost advantages. This strategic asset empowers us to optimize efficiency, scale operations opportunistically, and ultimately drive profitability. As we continue to invest in and expand our infrastructure, I firmly believe we're cementing our position as a leader in the industry,” added Prager. Patrick Fleury, Chief Financial Officer, emphasized, "Our proactive debt reduction, dedication to financial transparency, and rapid, organic infrastructure growth coupled with our leading unit economics underscores the Company’s commitment to lead in this space – now and beyond the halving.” 2024 Financial Guidance TeraWulf's 2024 outlook reflects the Company's commitment to achieving industry-leading unit economics, proactively reducing debt, and strategically investing in organic growth to further expand digital infrastructure capacity at its existing sites. Any guidance that we provide is subject to change as a variety of factors can affect actual operating results. Certain factors that may impact our actual operating results are identified below in the safe harbor language included within Forward-Looking Statements of this press release. 2 Includes bitcoin earned from profit sharing associated with a hosting agreement at the Lake Mariner facility and TeraWulf’s net share of bitcoin mined at the Nautilus Cryptomine facility, based on hashrate share attributed to the Company. 3 Computed as the weighted-average opening price of bitcoin on each respective day the Bitcoin Self-Mined is earned. 4 Excludes hashrate associated with 64 bitcoin earned from profit sharing associated with a hosting agreement. 5 While nameplate inventory for WULF’s two facilities is estimated at 5.5 EH/s as of December 31, 2023, the Company significantly expanded capacity at its Lake Mariner facility during 2023 (from 2.0 EH/s as of December 31, 2022). Further, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair.

Profitability

The Company estimates that its total production cost, or cost-to-mine a bitcoin, ranks among the lowest among publicly listed bitcoin mining companies at approximately $25,000 per BTC pre-halving and assuming the illustrative market inputs outlined in the table below. Post the upcoming halving, which is projected to occur in April 2024, TeraWulf's estimated production cost per BTC is expected to be approximately $37,000.

The following financial guidance reflects the Company's expectations for the fiscal year 2024 and is provided on a non-GAAP basis.

	2024 Pre-Halving		**2024 Post-Halving** [6]		**Total 2024**
Illustrative Market Inputs:					
Network Hash Rate (EH/s)	575		520		
Transaction Fees (%)	5.0%		10.0%		
Illustrative Operating Inputs:					
Miner Fleet Efficiency (J/TH) [7]	25.4		24.3		
Total Hash Rate (EH/s)	8.0		10.0		
Total Bitcoin Mined [8]	1,348		2,292		3,640
	$ in 000's	**$/BTC**	**$ in 000's**	**$/BTC**	**$ in 000's**
Power Cost (@ $0.035/kWh) [9]	$17,800	$13,205	$49,600	$21,640	$67,000
SG&A for the Period	8,300	6,157	19,200	8,377	27,500
Other OpEx for the Period	4,100	3,042	9,400	4,101	13,500
Interest Expense for the Period[10]	3,700	2,745	6,500	2,836	10,200
Total Cost	$33,900	**$25,149**	$84,300	**$36,780**	$118,200

Organic Growth

As previously announced, operational capacity at the Lake Mariner facility has now reached 160 MW, accompanied by a hash rate of 8.0 EH/s entering March. Construction of Building 4 at the Lake Mariner facility is proceeding as planned, substantially funded, and is on track for completion by mid-2024. This additional infrastructure is anticipated to add an incremental 35 MW of capacity, thereby increasing TeraWulf's operational mining capacity to approximately 10 EH/s.

[6] Assumes first full day of halving is April 21, 2024.

[7] Assumes 3% ancillary load. Nameplate miner efficiency is 24.6 J/TH pre-halving and 23.3 J/TH post-halving.

[8] 2024 pre-halving bitcoin mined based on actual results for January and February 2024 (per publicly filed monthly operating reports) and estimated results for March 2024 and for the period April 1, 2024 to April 20, 2024 based on "Illustrative Market Inputs" and "Illustrative Operating Inputs" above.

[9] 2024 pre-halving power cost reflects estimated power costs of $0.053/kWh for January 2024, $0.037/kWh for February 2024, $0.030/kWh for March 2024, and $0.030/kWh for the period April 1, 2024 to April 20, 2024.

[10] Interest expense in 2024 based on 11.5% interest rate and $106 million principal balance of debt outstanding in Q1 2024 and $81 million outstanding in Q2-Q4 2024. Does not reflect anticipated incremental debt repayments with cash generated in Q2-Q4 2024.

With significant room for expansion at its existing sites, the Company reiterates its commitment to achieving 300 MW of infrastructure capacity in operation by the close of 2024, and reaching 550 MW, or approximately 28.3 EH/s with current generation of miners, of deployed infrastructure in 2025. The Company continues to evaluate the highest return use for its energy infrastructure, including the potential application of HPC/AI.

Debt Repayment and Liquidity

Following significant debt repayments totaling $21.4 million related to 2023 quarterly excess cash flow sweep payments and an $18.6 million voluntary prepayment in February 2024, TeraWulf's total debt balance was approximately $106.0 million as of the end of February. The Company anticipates an additional repayment of approximately $30.0 million during the first week of April, thereby reducing the debt balance to $76.0 million.

After the expected April debt repayment, and based on current bitcoin price levels, the Company anticipates having approximately $20.0 million in excess liquidity to navigate the upcoming halving. This projected cash reserve can be allocated towards additional debt reduction, potentially lowering the debt balance to $56.0 million, excluding any excess cash flow sweep payments for in Q2-Q4 2024.

Key Preliminary, Unaudited GAAP Metrics ($ in 000's)	February 29, 2024	December 31, 2023
Term Loan Balance	$106,000	$139,000
Cash	$48,000	$54,000
Bitcoin	$1,100	$1,800
Net Debt [11]	$58,000	$85,000
Common Shares Outstanding	298,589,910	276,733,329

Note About Preliminary Unaudited Financial Highlights

The preliminary financial results presented above are the responsibility of management and have been prepared in good faith on a consistent basis with prior periods. However, we have not completed our financial closing procedures for the three months and year ended December 31, 2023, and our actual results could be materially different from these preliminary financial results. In addition, RSM US LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to these preliminary financial results and does not express an opinion or any other form of assurance with respect to these preliminary financial results or their achievability. During the course of the preparation of our consolidated financial statements and related notes as of and for the year ended December 31, 2023, we may identify items that would require us to make material adjustments to the preliminary financial results presented above. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided. These preliminary financial results should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. In addition, these preliminary financial results are not necessarily indicative of the results to be achieved in any future period. For a discussion of the limitations of non-GAAP financial measures and the rationales for using non-GAAP financial measures, please reference the "Non-GAAP Measure" section in Management's Discussion and Analysis of Financial Condition and Results of Operations in our September 30, 2023 10Q filing with the SEC.

[11] Net debt calculated as the outstanding principal balance of the Company's term loan less cash and cash equivalents.

We have not provided reconciliations of preliminary and projected Adjusted EBITDA to the most comparable GAAP measure of net income/(loss) to common shareholders. Providing net income/(loss) to common shareholders guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income/(loss) to common shareholders, including but not limited to asset impairments and income tax valuation adjustments. Reconciliations of this non-GAAP measure with the most comparable GAAP measure for historical periods is indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.terawulf.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures. About TeraWulf TeraWulf owns and operates vertically integrated, environmentally clean bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by 95% zero carbon energy resources including nuclear, hydro, and solar with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to provide industry leading mining economics at an industrial scale. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation regarding safety, health, environmental and other matters, which could require significant expenditures; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money- laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees; (11) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov. Company Contact: Jason Assad Director of Corporate Communications assad@terawulf.com (678) 570-6791